EXHIBIT F-2

SECURITY AGREEMENT (LTD.)

           THIS SECURITY AGREEMENT (LTD.), dated as of December 29, 2004 (as amended, modified or supplemented from time to time in accordance with the terms hereof, this "Security Agreement") is made by INTERPOOL LIMITED, a company organized under the laws of Barbados, as grantor hereunder (together with its successors and assigns, "Grantor"), in favor of DVB BANK N.V., in its capacity as agent (DVB Bank N.V., in such capacity, together with its successors and permitted assigns, the "Agent") on behalf of various financial institutions that are lenders pursuant to the terms of the Credit Agreement (each, a "Lender" and collectively, the "Lenders").

RECITALS

           WHEREAS, prior to the execution of this Security Agreement, the Grantor and Interpool Inc., as borrowers thereunder ("Borrowers"), Interpool, Inc., as parent guarantor, the Agent and the Lenders entered into a Revolving Credit Agreement, dated as of December 29, 2004 (as amended, restated or supplemented from time to time in accordance with its terms, the "Credit Agreement"), pursuant to which the Borrowers obtained from the Lenders a Commitment to fund revolving credit loans in an aggregate principal amount of up to $150,000,000;

           WHEREAS, pursuant to the terms of the Credit Agreement, the Grantor is required to deliver to the Agent an agreement pursuant to which the Grantor grants to the Agent, on behalf of the Lenders, a first priority security interest in specified items of collateral to adequately secure the Grantor's obligations under the Credit Agreement;

           NOW, THEREFORE, in satisfaction of such condition and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

           Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Credit Agreement. In addition, unless otherwise defined herein, the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

           "Account Debtor" means any "account debtor", as such term is defined in Section 9-102(a)(3) of the UCC as in effect in the State of New York on the date hereof.

           "Accounts" means any "account", as such term is defined in Section 9-102(a)(2) of the UCC as in effect in the State of New York on the date hereof.

           "Bankruptcy Code" means either or both, as the context may require, of (i) The Bankruptcy Reform Act of 1978, and (ii) Bankruptcy Act of Barbados, in each case, as amended from time to time.

           "Chattel Paper" means any "chattel paper", as such term is defined in Section 9-102(a)(11) of the UCC as in effect in the State of New York on the date hereof.

           "Collateral" shall have the meaning assigned to such term in Section 2 of this Security Agreement.

           "Collateral Date" means the date the Borrower has delivered (or shall have been required to deliver) its Borrowing Base Certificate to the Agent.

           "Collections" shall have the meaning assigned to such term in Section 3(b) of this Security Agreement.

           "Contracts" means all contracts, undertakings or other agreements arising out of or in any way related to any item of Equipment Collateral (in so far as it relates to the item of Equipment), in or under which Grantor may now or hereafter have any right, title or interest.

           "Documents" means any "documents", as such term is defined in Section 9-102(a)(30) of the UCC as in effect in the State of New York on the date hereof.

           "Equipment" means any "equipment", as such term is defined in Section 9-102(a)(33) of the UCC as in effect in the State of New York on the date hereof.

           "Equipment Collateral" means all of the containers owned by the Grantor that are set forth on Schedule 1 to each Security Agreement Supplement.

           "General Intangibles" means any "general intangibles", as such term is defined in Section 9-102(a)(42) of the UCC as in effect in the State of New York on the date hereof.

           "Instruments" means any "instrument", as such term is defined in Section 9-102(a)(47) of the UCC as in effect in the State of New York on the date hereof.

           "Inventory" means any "inventory", as such term is defined in Section 9-102(a)(48) of the UCC as in effect in the State of New York on the date hereof.

           "Lease" means all lease agreements or contracts for use or hire of the Equipment (in so far as it relates to the item of Equipment) by third parties as lessees and Grantor (or one of its Affiliates, acting as agent for Grantor) as lessor.

           "Letter-of-Credit Rights" shall have the meaning set forth in Section 9-102(a)(51) of the UCC as in effect in the State of New York on the date hereof.

           "Pledge Expiration Date" shall be the date on which all of the Secured Obligations have been indefeasibly paid in full.

           "Proceeds" shall have the meaning set forth in Section 9-102(a)(64) of the UCC as in effect in the State of New York on the date thereof.

           "Secured Obligations" means the loans, advances, debts, liabilities and obligations for monetary amounts owed by (i) the Grantor pursuant to the terms of the Credit Agreement or any other Loan Document, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Credit Agreement or any other Loan Document. This term includes, without limitation, all principal, interest (including interest that accrues after the commencement of a case against Grantor or any affiliate of Grantor under the Bankruptcy Code or otherwise), fees, including, without limitation, any and all closing fees, prepayment fees, commitment fees, advisory fees, agent fees and attorneys' fees and any and all other fees, expenses, costs or other sums chargeable to Grantor under any of the related Loan Documents.

           "Security Agreement" means this Security Agreement (LTD.), as supplemented by each Security Agent Supplement, and all Schedules hereto and thereto, as the same may from time to time be amended, modified or supplemented from time to time in accordance with the terms hereof.

           "Supporting Obligations" shall have the meaning set forth in Section 9-102(a)(77) of the UCC as in effect in the State of New York on the date hereof.

           "UCC" or "Uniform Commercial Code" means the Uniform Commercial Code as the same may, as indicated in the Loan Documents, be in effect in the State of New York on the date hereof; provided, however, in the event that by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term UCC shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

           Section 2. Grant of Security Interest; Authority to File Financing Statements.

                      (a) Grant of Security Interest. As collateral security for (x) the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Secured Obligations and (y) the payment and performance of all of the Grantor's covenants and agreements in this Security Agreement, the Credit Agreement and the other Loan Documents, Grantor hereby assigns, conveys, mortgages, charges, pledges, hypothecates and transfers to Agent, on behalf of the Lenders, and hereby grants to Agent, on behalf of the Lenders, a security interest in and to all of Grantor's right, title and interest in, to and under, whether now owned or hereafter existing: (i) the Equipment Collateral, and all substitutions and replacements therefor, and any and all Accounts, Chattel Paper, Contracts, Documents, Instruments, Letter of Credit Rights and Supporting Obligations relating to such Equipment Collateral, including any bill of sale and any certificate of title to the extent related thereto; (ii) all Leases (including all rental, termination and casualty payments owing by the Lessees thereunder) to which the Equipment Collateral may become subject to from time to time (to the extent, but only to the extent, that such Leases relate to the Equipment Collateral and any Supporting Obligations for such Leases); (iii) all insurance proceeds of the Equipment Collateral and any other collateral and all proceeds of the voluntary or involuntary disposition of the Equipment Collateral and any other collateral; (iv) all payments made or due to Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Equipment Collateral and any other collateral by any Governmental Authority, and any other cash or non-cash receipts from the sale, the exchange, collection or other disposition of the Equipment Collateral and any other collateral; (v) all warranties issued in respect of any Equipment Collateral by the manufacturer thereof; (vi) the Collateral Account, and all monies and investments therein or standing to the credit thereof; and (vii) all income, payments and Proceeds of the foregoing (all of the items described in clauses (i) through and including (vii) collectively, the "Collateral").

                      (b) Authority to File Financing Statements. Grantor hereby irrevocably authorizes the Agent at any time, and from time to time, to file in any filing office in any jurisdiction any initial financing statements, any amendments thereto and certifications thereof that (i) indicate the Collateral, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code, is mortgaged and collaterally assigned to the Agent, on behalf of the Lenders, and (ii) provide any other information required for the sufficiency or filing office acceptance of any such financing statement or amendment. Grantor agrees to furnish any such information to the Agent and/or any Lender promptly upon request. Grantor also ratifies its authorization for the Agent or any Lender to have filed in any jurisdiction any such UCC Financing Statement or amendments thereto if filed prior to the date hereof.

           Section 3. Rights of Agent and Banks; Collection of Accounts; Release of Collateral.

                      (a) Grantor to Remain Liable. Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of the Leases to which it is a party and other agreements included in the Collateral to observe and perform all the conditions and obligations to be observed and performed by Grantor thereunder and that Grantor shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such agreement. None of the Agent nor any Lender shall have any obligation or liability under any Lease, Contract, license or other agreement by reason of, or arising out of, this Security Agreement or the granting to the Agent of a Lien therein or the receipt by the Agent of any payment relating to any such agreement, Lease or Contract pursuant hereto, nor shall the Agent be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any such agreement, Lease, Contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                      (b) Administration of Collections. (i) There is hereby established with the Agent a cash collateral account (the "Collateral Account") in the name of the Borrower and under the control of the Agent into which there shall be deposited from time to time (x) the Collections to the extent required to be delivered to the Agent pursuant hereto and (y) funds ("Borrowing Base Funds") provided by the Borrower as contemplated by the definition of Borrowing Base in Section 1.1 of the Credit Agreement. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

                      (ii) So long as no Event of Default shall have occurred and be continuing, Grantor shall receive payment of rent, termination and casualty payments and other amounts payable by the relevant Lessee under the related Lease and the cash proceeds of any of the other Collateral (including proceeds of insurance thereon) ("Collections"). If an Event of Default shall have occurred and is continuing, and the Agent has delivered the Notice of Assignment to the Lessees, all Collections shall be paid directly into the Collateral Account.

                      (iii) If an Event of Default shall have occurred and is continuing, and the Agent has delivered the Notice of Assignment to the Lessees, Grantor agrees to deposit such Collections (if practicable, in precisely the form received), with all necessary endorsements, in the Collateral Account. Until such Collections are turned over to the Agent, such Collections shall be deemed to be held in trust by the relevant Grantor for and as the Agent's property and shall not be commingled with Grantor's other funds or properties. Such Collections, when deposited, shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided.

                      (iv) The Agent may, in its sole discretion, apply all or a part of the funds on deposit in the Collateral Account to the principal of, or interest on, the Notes or any other amounts owing in respect of any of the Secured Obligations in accordance with the provisions of Section 7.4 hereof. If a Default or an Event of Default has occurred, Grantor shall, at the request of Agent, deliver to Agent all original and other documents evidencing, and relating to, the Leases (other than Stamping Leases) relating to the Equipment Collateral.

                      (v) If no Default or Event of Default shall be continuing, the Borrower may direct the Agent to release to the Borrower Borrowing Base Funds if and to the extent that the Borrower shows that, after giving effect to such release, the Credit Loans borrowed by it shall not exceed its Borrowing Base.

                      (c) Delivery of Notices of Assignment. If an Event of Default has occurred, the Agent may, in its sole discretion, deliver the Notices of Assignment to the Lessees (which notices, if originally delivered in blank by the Grantor, may be completed by the Agent by inserting the name of the Lessee and relevant Lease details).

                      (d) Right of Quiet Enjoyment. The security interest hereby granted to Agent by the Grantor is subject to the right of any Lessee to the quiet enjoyment of the related Equipment Collateral so long as such Lessee is not in default under such Lease and the relevant Grantor continues to receive all amounts payable under the related Lease.

           Section 4. Representations and Warranties. Grantor hereby represents and warrants to the Agent and each Lender on each Collateral Date (as to the Collateral being subject to the Lien of the Security Agreement Supplement dated such date) that:

           4.1 Perfected First Priority Lien. The security interests granted pursuant to this Security Agreement, upon completion of the filings and other actions specified on Schedule 1 hereto (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Agent, on behalf of the Lenders, in completed and duly executed form), will constitute valid first priority perfected security interests in all of the Collateral, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof, and no other Liens exist on the Collateral except Permitted Liens.

           4.2 Jurisdiction of Organization; Chief Executive Office. On the date hereof, Grantor's jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 2. Grantor has furnished to the Agent, on behalf of the Lenders, a certified organization document and long-form good standing certificate as of a date which is recent to the date hereof.

           4.3 Title to Collateral. Grantor has good title to the relevant Collateral, free of all Liens other than Permitted Liens not of record.

           4.4 No Default under Leases. No Lease is a Defaulted Lease or a Delinquent Lease.

           4.5 Consents. Grantor has received all necessary consents and approvals required by the terms of the Collateral to the pledge to the Agent, on behalf of the Lenders, of its interest and rights in such Collateral hereunder.

          4.6 Possession of Collateral. No creditor of Grantor has in its possession any portion of the Collateral.

          4.7 Location of Stamping Leases; Stamping of Stamping Leases. If any Lease shall have only a portion of the Containers subject thereto subject to this Security Agreement, such Lease shall be a "Stamping Lease". The Stamping Leases are maintained at the offices of the Grantor at 211 College Road East, Princeton, New Jersey 08540. None of the Leases have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person except that each counterpart of each Stamping Lease that constitutes Chattel Paper has been stamped with the following legend (or the substantive equivalent): "THIS LEASE IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF DVB BANK NV, AS AGENT FOR ITSELF AND OTHER FINANCIAL INSTITUTIONS, AND CERTAIN OTHER SECURED PARTIES TO THE EXTENT THAT THIS LEASE RELATES TO, AND COVERS EQUIPMENT AND INVENTORY WHICH IS ALSO SUBJECT TO SECURITY INTERESTS IN FAVOR OF DVB BANK NV, AS AGENT FOR ITSELF AND OTHER FINANCIAL INSTITUTIONS, AND SUCH OTHER SECURED PARTIES".

           Section 5. Covenants. Grantor covenants and agrees with the Agent and each Lender that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

          5.1 Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of Agent and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, (i) using its reasonable commercial efforts to secure all consents and approvals necessary or appropriate for the assignment to Agent of any agreements or license held by Grantor or in which Grantor has any rights not heretofore assigned, (ii) filing any financing or continuation statements under the UCC or other notices appropriate under applicable law with respect to the security interests granted hereby, (iii) filing or cooperating with Agent in filing any forms or other documents required to be filed in any foreign jurisdiction or under any international treaty, required to secure or protect Agent's interest in the Collateral, and (iv) without limiting the generality of the foregoing, Grantor shall, at Grantor's expense, take and cause to be taken all such actions as Agent may reasonably request in order to perfect and continue the perfection of the liens and security interests granted to Agent in the relevant Collateral. If any amount payable under or in connection with any of the relevant Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Agent and delivered to Agent immediately upon Grantor's receipt thereof.

          5.2 Schedules. Grantor shall furnish Agent from time to time, at Agent's request, with written statements and schedules further identifying and describing the relevant Collateral in such detail as the Agent may reasonably require.

          5.3 Limitations on Disposition; Use of Proceeds from Dispositions. Grantor shall not sell, lease, transfer or otherwise dispose of any or all of the Equipment Collateral except for (i) any lease of the Equipment Collateral entered into in the ordinary course of Grantor's business, and (ii) sales, transfers or dispositions of the Equipment Collateral made in accordance with the provisions of Section 7.12 of the Credit Agreement.

           5.4 Further Identification of Collateral. Grantor shall, if so requested by the Agent, furnish to the Agent, as often as the Agent shall reasonably request, statements and schedules further identifying and describing the relevant Collateral and such other reports in connection with the relevant Collateral as the Agent may reasonably request, all in reasonable detail.

           5.5 Grantor's Legal Status. Grantor (i) without providing at least 30 days prior written notice to the Agent and each Lender, will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (ii) if Grantor does not have an organizational identification number and later obtains one, forthwith notify the Agent and each Lender of such organizational identification number, and (iii) will not change its type of organization, jurisdiction of organization or other legal structure.

           5.6 Other Actions as to Any and All Collateral. Grantor further agrees, upon request of the Agent or any Lender, to take any and all other actions as such Person may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability to enforce, the security interest of the Agent, on behalf of the Lenders, in any and all of the Collateral.

           5.7 Lease Obligations. Grantor shall cause to be performed when due all of the material obligations of the lessor under each Lease to which any Equipment Collateral may become subject.

           5.8 Limitation on Actions Regarding Leases. Notwithstanding any other provision of this Security Agreement or any other Loan Document, Grantor shall not without the prior written consent of the Majority Lenders in each instance, amend, modify or waive any provision of any Finance Lease: (i) to change the provisions of such Lease regarding the frequency, amount or calculation of the amount of rent, termination amounts, casualty amounts or indemnifications payable pursuant thereof, (ii) waive any event of default under such Lease, (iii) in any other manner which could materially and adversely affect the interest of Agent granted hereunder.

           Section 6. Agent's Appointment as Attorney-in-Fact.

           6.1 Appointment of Agent and Scope of Power of Attorney. Grantor hereby irrevocably constitutes and appoints the Agent, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time at the Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Agent the power and right, on behalf of Grantor, without notice to or assent by Grantor, to do the following:

                      (a) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any relevant Collateral and, in the name of Grantor in its own name or otherwise to take possession of, endorse and collect any checks, drafts, note, acceptances or other Instruments for the payment of monies due under any relevant Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such monies due under any relevant Collateral whenever payable;

                      (b) to pay or discharge any Liens, including, without limitation, any tax lien, levied or placed on or threatened against the relevant Collateral to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                      (c) to (i) direct any person liable for any payment under or in respect of any of the relevant Collateral to make payment of any and all monies due or to become due thereunder directly to the Agent or as the Agent shall direct, (ii) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any relevant Collateral, (iii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, certificates of title, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the relevant Collateral, (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the relevant Collateral or any part thereof and to enforce any other right in respect of any relevant Collateral, (v) defend any suit, action or proceeding brought against Grantor with respect to any relevant Collateral, (vi) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as the Agent may deem appropriate, (vii) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the relevant Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and (viii) to do, at the Agent's option and Grantor's expense, at any time, or from time to time, all acts and things which the Agent may reasonably deem necessary to protect, preserve or realize upon the relevant Collateral and the Agent's Lien therein in order to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do.

           6.2 Exercise of Power of Attorney; Coupled with an Interest. The Agent agrees that, except upon the occurrence of a Default or an Event of Default, it shall not exercise the power of attorney or any rights granted to the Agent pursuant to this Section 6. Grantor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are paid and performed in full.

           6.3 No Duty on Agent. The powers conferred on the Agent hereunder are solely to protect the Agent's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.

           6.4 Agent May Perform. If Grantor fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including attorneys' fees, of the Agent incurred in connection with such performance or compliance together with interest thereon at the rate then in effect in respect of the Loans, shall be payable by Grantor to the Agent on demand and shall constitute Secured Obligations secured hereby.

           Section 7. Rights and Remedies; Standard for Exercising.

           7.1 Rights and Remedies of Agent. If an Event of Default shall have occurred and be continuing, the Agent, without any other notice to or demand upon the relevant Grantor, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which the Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Agent may, so far as Grantor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Agent may, in its discretion, require Grantor to assemble all or any part of the Collateral at such location or locations as the Agent may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give to Grantor at least ten (10) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Grantor hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent's rights and remedies hereunder, including, without limitation, its right following an Event of Default to deliver the Notices of Assignment to the Lessees, to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

           7.2 Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure the Agent and each Lender against risks of loss, collection or disposition of Collateral or to provide to each Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Agent would fulfill the Agent's duties under the Uniform Commercial Code or any other relevant jurisdiction in the Agent's exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to Grantor or to impose any duties on the Agent or any Lender that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.2.

           7.3 No Waiver by Agent. The Agent shall not be deemed to have waived any of its rights and remedies in respect of the Secured Obligations or the Collateral unless such waiver shall be in writing and signed by the Agent. No delay or omission on the part of the Agent in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Agent with respect to the Secured Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Agent deems expedient.

           7.4 Application of Proceeds of Collection and Collateral. During the continuance of any Event of Default, all monies standing to the credit of the Collateral Account, all Collections and the Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be held as collateral security hereunder and, at any time remedies shall be exercised by the Agent in accordance with Section 9 of the Credit Agreement, shall be distributed by the Agent in accordance with the provisions of Section 9(f) of the Credit Agreement.

           7.5 Waiver by Grantor. To the extent permitted by applicable law, Grantor waives all claims, damages and demands against the Agent and any Lender arising out of the repossession, removal, retention, sale or lease of the Collateral except to extent the same claims, damages and demands are due to such Person's willful misconduct or gross negligence.

           Section 8. Preservation of Collateral; Limitation on Agent's Duty in Respect of Collateral. The Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as the relevant Grantor requests in writing, but failure of the Agent to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of the Agent to do any act not so requested shall be deemed a failure to act reasonably.

           Section 9. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as an avoidable preference, "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

           Section 10. Miscellaneous.

           10.1 Notices. Any notice or other communication hereunder to any part shall be addressed and delivered (and shall be deemed given) in accordance with the Credit Agreement.

           10.2 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           10.3 Headings. The various headings in this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this agreement or any provisions hereof.

          10.4 No Waiver; Cumulative Remedies.

                      (a) The Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of their respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

                      (b) The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

                      (c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Grantor and the Agent.

           10.5 Termination of this Security Agreement. This Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations and the expiration of any applicable preference period.

           10.6 Successor and Assigns. No Grantor shall be permitted to assign or otherwise transfer, in whole or in part, any of its rights and obligations under this Security Agreement without the prior written consent of the Agent and each Lender in each instance, and any attempted assignment or transfer without such consent shall be null and void. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and permitted assigns of Grantor, and shall, together with the rights and remedies of the Agent hereunder, inure to the benefit of the Agent, any future holder of any Note and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to the Agent hereunder.

           10.7 Further Indemnification. Grantor agrees to pay, and to save the Agent and each Lender, harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

           10.8 Governing Law. This Security Agreement shall be deemed to be contracts under the laws of the State of New York and shall for all purposes be construed in accordance with and governed by the laws of said State (including Section 5-1401 and 5-1402 of the General Obligations Law, but otherwise without giving effect to any conflicts of laws provisions contained therein); provided, however, in the event that by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term UCC shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

           10.9 Counterparts. This Security Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

           10.10 Miscellaneous. The headings of each section of this Security Agreement are for convenience only and shall not define or limit the provisions thereof. This Security Agreement and all rights and obligations hereunder shall be binding upon Grantor and its successors and assigns, and shall inure to the benefit of the Agent, on behalf of the Lenders, and its successors and assigns. If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Security Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Grantor acknowledges receipt of a copy of this Security Agreement.

           IN WITNESS WHEREOF, Grantor has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

INTERPOOL LIMITED By: Name: Title:

ACCEPTED AND ACKNOWLEDGED BY: DVB BANK N.V., as Agent By: Name: Title: By: Name: Title:

[Security Agreement (LTD.)]

Schedule 1

REQUIRED ACTIONS FOR PERFECTION

1.	Filing of UCC financing with the Secretary of State of the State of New Jersey and the Registrar of Deeds in Washington, D.C., in each case naming the relevant Grantor, as debtor, the Agent, as secured party (for the benefit of the Lenders), and the relevant Collateral, as collateral.

2.	Registration of an originally executed counterpart of this Security Agreement and each Security Agreement Supplement and the accompanying Statement of Charge as a charge against Grantor with the Corporate Affairs Registry in accordance with the requirements of the Societies With Restricted Liabilities Act of the laws of Barbados.

3.	Delivery to the Agent, on behalf of, the Lenders of the original counterpart of each Lease (other than a Stamping Lease).

4.	For any Stamping Lease, marking such Lease as required by Section 4.7 hereof.

[Security Agreement (LTD.)]

Schedule 2

PERFECTION MATTERS

           1. Name. The exact legal name of the Grantor as that name appears on its [Certificate of Incorporation] is as follows:

           2. Other Identifying Factors.

                      (a) The following is the mailing address of the Grantor:

                      (b) If different from its mailing address, the Grantor's place of business or, if more than one, its chief executive office is located at the following address:

          Address                        County                         State

                      (c) The following is the type of organization of the Grantor:

                      (d) The following is the jurisdiction of the Grantor's organization:

                      (e) The following is the Grantor's issued organizational identification number [state "None" if such a number has not been issued]:

[Security Agreement (LTD.)]

EXHIBIT A

SECURITY AGREEMENT SUPPLEMENT (LTD.) NO. __

           THIS SECURITY AGREEMENT SUPPLEMENT (LTD.) NO. __, dated as of __________, ____ (as amended, modified or supplemented from time to time in accordance with the terms hereof, this "Supplement") is made by INTERPOOL LIMITED, a company organized under the laws of Barbados (together with its successors and permitted assigns, the "Grantor"), in favor of DVB BANK N.V., in its capacity as agent (DVB Bank N.V. in such capacity, together with its successors and permitted assigns, the "Agent") on behalf of various financial institutions that are lenders pursuant to the terms of the Credit Agreement (each, a "Lender" and collectively, the "Lenders").

           WHEREAS, the Grantor has heretofore executed and delivered to the Agent a Security Agreement (LTD.), dated as of December 29, 2004 (as amended, supplemented or restated and in effect from time to time, the "Security Agreement") which Security Agreement provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe the Equipment and Leases included in the Collateral and shall specifically mortgage such Equipment and Leases to the Agent (terms used in this instrument having the meanings assigned thereto in the Security Agreement);

          NOW, THEREFORE, as collateral security for the Secured Obligations, Grantor hereby assigns, conveys, mortgages, charges, pledges, hypothecates and transfers to Agent, on behalf of the Lenders, and hereby grants to Agent, on behalf of the Lenders, a security interest in and to all of Grantor's right, title and interest in, to and under, whether now owned or hereafter existing: (i) the containers set forth on Schedule 1 hereto; and (ii) the lease agreements (including all Collections owing by the Lessees thereunder) set forth on Schedule 2 hereto, and all Supporting Obligations therefor.

          This Security Agreement Supplement shall be construed as supplemental to the Security Agreement and shall form a part thereof; and the Security Agreement is hereby incorporated by reference herein to the same extent as if fully set forth herein and is hereby ratified, approved and confirmed in all respects.

          This Security Agreement Supplement shall be governed by and construed in accordance with the laws of the State of New York and is being delivered in the State of New York.

           IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Supplement to be duly executed, as of the day and year first above written.

INTERPOOL LIMITED By: Name: Title:

DVB BANK N.V., not in its individual capacity, except as expressly provided herein, but solely as Agent By: Name: Title: By: Name: Title:

[Security Agreement (LTD.)]

Schedule 1
(Security Agreement Supplement No. __)

Equipment

[Security Agreement (LTD.)]

Schedule 2
(Security Agreement Supplement No. __)

Leases